                                                                    Exhibit 99.2







================================================================================


                                 NOTE AGREEMENT

                                   dated as of

                               ------------, ----

                                     between

                                   NCSN, INC.

                     The SUBSIDIARY GUARANTORS Party Hereto

                                       and

                          The NOTEHOLDERS Party Hereto

                                   $4,250,000

================================================================================

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ..........................................................        4

        SECTION 1.01.  Defined Terms............................................        4
        SECTION 1.02.  Terms Generally..........................................       10
        SECTION 1.03.  Accounting Terms; GAAP...................................       10

ARTICLE II THE NOTES ...........................................................       10

        SECTION 2.01.  Repayment of Notes.......................................       10
        SECTION 2.02.  Interest.................................................       11
        SECTION 2.03.  Payments Generally; Pro Rata Treatment...................       11

ARTICLE III GUARANTEE ..........................................................       12

        SECTION 3.01.  The Guarantee............................................       12
        SECTION 3.02.  Obligations Unconditional................................       12
        SECTION 3.03.  Reinstatement............................................       13
        SECTION 3.04.  Subrogation..............................................       13
        SECTION 3.05.  Remedies.................................................       13
        SECTION 3.06.  Instrument for the Payment of Money......................       13
        SECTION 3.07.  Continuing Guarantee.....................................       14
        SECTION 3.08.  Rights of Contribution...................................       14
        SECTION 3.09.  General Limitation on Guarantee Obligations..............       14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES......................................       15

         SECTION 4.01.  Organization; Powers....................................       15
         SECTION 4.02.  Authorization; Enforceability...........................       15
         SECTION 4.03.  Governmental Approvals; No Conflicts....................       15
         SECTION 4.04.  Financial Condition; No Material Adverse Change.........       16
         SECTION 4.05.  Properties..............................................       16
         SECTION 4.06.  Litigation..............................................       16
         SECTION 4.07.  Compliance with Laws and Agreements.....................       17
         SECTION 4.08.  Taxes...................................................       17
         SECTION 4.09.  Disclosure..............................................       17
         SECTION 4.10.  Material Agreements and Liens...........................       17
         SECTION 4.11.  Capitalization..........................................       18
         SECTION 4.12.  Subsidiaries............................................       18
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                                      - i -
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ARTICLE V AFFIRMATIVE COVENANTS ................................................       19

        SECTION 5.01.  Financial Statements and Other Information...............       19
        SECTION 5.02.  Notices of Material Events...............................       20
        SECTION 5.03.  Existence; Conduct of Business...........................       20
        SECTION 5.04.  Payment of Obligations...................................       20
        SECTION 5.05.  Maintenance of Properties................................       20
        SECTION 5.06.  Books and Records; Inspection Rights.....................       21
        SECTION 5.07.  Compliance with Laws.....................................       21
        SECTION 5.08.  Subsidiary Guarantors....................................       21

ARTICLE VI NEGATIVE COVENANTS ..................................................       21

        SECTION 6.01.  Indebtedness.............................................       21
        SECTION 6.02.  Liens....................................................       22
        SECTION 6.03.  Mergers, Consolidations, Disposal of Assets, Etc.........       22
        SECTION 6.04.  Restricted Payments......................................       23
        SECTION 6.05.  Transactions with Affiliates.............................       23
        SECTION 6.06.  Restrictive Agreements...................................       23
        SECTION 6.07.  Subordinated Indebtedness................................       24
        SECTION 6.08.  Modifications of Certain Documents.......................       24

ARTICLE VII EVENTS OF DEFAULT ..................................................       24

ARTICLE VIII CONDITIONS ........................................................       26

        SECTION 8.01.  Certain Documents........................................       26
        SECTION 8.02.  Additional Conditions....................................       27

ARTICLE IX MISCELLANEOUS .......................................................       27

        SECTION 9.01.  Notices..................................................       27
        SECTION 9.02.  Waivers; Amendments......................................       28
        SECTION 9.03.  Expenses; Damage Waiver..................................       28
        SECTION 9.04.  Successors and Assigns...................................       29
        SECTION 9.05.  Survival.................................................       29
        SECTION 9.06.  Counterparts; Integration................................       29
        SECTION 9.07.  Severability.............................................       30
        SECTION 9.08.  Right of Setoff..........................................       30
        SECTION 9.09.  Governing Law; Jurisdiction; Etc.........................       30
        SECTION 9.10.  WAIVER OF JURY TRIAL.....................................       31
        SECTION 9.11.  Headings.................................................       31
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                                     - ii -

SCHEDULE I     -   Existing Indebtedness
SCHEDULE II    -   Material Agreements
SCHEDULE III   -   Restrictive Agreements
SCHEDULE IV    -   Subsidiaries
SCHEDULE V     -   Notes and Warrant Agreements

EXHIBIT A      -   Form of Guarantee Assumption Agreement
EXHIBIT B      -   Form of Note
EXHIBIT C      -   Form of Warrant

      NOTE AGREEMENT dated as of __________, ____, between NCSN, INC., the SUBSIDIARY GUARANTORS party hereto and the NOTEHOLDERS party hereto.

      In partial payment of the purchase price for the acquisition (the "Acquisition"), from Student Advantage (as hereinafter defined) of certain assets (the "Assets") more particularly described in the Purchase and Sale Agreement (as so defined), which Assets will be acquired by OCSN Subsidiary, or by the Company (as so defined) and immediately contributed to OCSN Subsidiary, the Company has agreed to issue to Student Advantage (i) senior secured and guaranteed promissory notes in an aggregate principal amount of $4,250,000, as more particularly defined herein, and (ii) warrants for shares of common stock of the Company, as evidenced by the Warrant Agreements (as so defined).

                              ARTICLE I DEFINITIONS


            SECTION 1.01. Defined Terms.

            As used in this Agreement, the following terms have the meanings specified below:

            "Acquisition" has the meaning set forth in the recital above.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Basic Documents" means, collectively, the Note Documents and the Warrant Agreements.


            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) the acquisition of direct or indirect Control of the Company by any Person or group.

            "Company" means NCSN Inc., a Delaware corporation.


            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such

Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that pursuant to
Section 5.08 is required to become a "Subsidiary Guarantor" hereunder in favor of the Noteholders.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person (other than current trade accounts payable incurred in the ordinary course of business) upon which interest charges, as such, are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Initial Date" means November 18, 2003.

            "Initial Public Offering" means any offering of the common stock of the Company that is registered under the Securities Act.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under any of the Basic Documents or (c) the rights of or benefits available to the Noteholders under any of the Basic Documents.

            "Material Indebtedness" means Indebtedness (other than the Notes) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.

            "Maturity Date" means the second anniversary of the original issuance of the Notes.

            "Note Documents" means this Agreement, the Notes and the Security Agreement.


            "Noteholders" means the initial purchasers of the Note and any other Person that shall have become a party hereto pursuant to a transfer from a Noteholder, other than any such Person that ceases to be a party hereto pursuant to a transfer.

            "Notes" means the notes issued to the Noteholders by the Company pursuant to this Agreement in the form attached hereto as Exhibit B.

            "OCSN Subsidiary" a wholly-owned subsidiary of the Company organized for the purpose of acquiring the Assets.

            "Obligor" means the Company and each Subsidiary Guarantor.

            "Permitted Encumbrances" means:


            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

            (g) Liens in favor of a financial institution encumbering deposits (including the right of set-off) held by such financial institution in the ordinary course of its commercial business and the ordinary course of business of the Company and its Subsidiaries and which are within the general parameters customary in the banking industry, not incurred or made in connection with the borrowing of money or obtaining credit or advances;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Purchase and Sale Agreement" means the Purchase and Sale Agreement between Student Advantage and the Company dated as of November 17, 2003.

            "Purchase Money Indebtedness" means Indebtedness of the Company or any Subsidiary, in an aggregate principal amount outstanding not exceeding $7,000,000 at any one time, arising out of

            (a) Capital Lease Obligations,

            (b) purchase money obligations for property acquired in the ordinary course of business incurred within 90 days of the acquisition, and/or

            (c) other financial transactions relating to capital expenditures incurred within 90 days of the capital transaction.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Noteholders" means, at any time, Noteholders having outstanding Notes representing more than 50% of the sum of the total outstanding principal balance of the Notes at such time.

            "Reservoir Entity" means Reservoir Capital Partners, L.P., a Delaware limited partnership, Reservoir Capital Master Fund, L.P., a Cayman Islands exempted limited partnership, or any other Affiliate of Reservoir Capital Group, L.L.C., a Delaware limited liability company.


            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant (other than the Warrant Agreements) or other right to acquire any such shares of capital stock of the Company.

            "Security Agreement" means the Security Agreement dated as of the date hereof between the Company, the OCSN Subsidiary and the Noteholders.

            "Student Advantage" means Student Advantage, Inc., a Delaware corporation.


            "Subordinated Indebtedness" means, collectively, Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Company to pay principal of and interest on the Notes hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Required Noteholders.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

            "Subsidiary Guarantor" means each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 5.08.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Basic Documents to which such Obligor is intended to be a party, and the issuance of the Notes and the transactions contemplated by the Purchase and Sale Agreement.

            "Warrant Agreements" means each of the warrant agreements executed and delivered by the Company in the form of Exhibit C hereto.

            SECTION 1.02. Terms Generally.


            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.03. Accounting Terms; GAAP.

            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                              ARTICLE II THE NOTES

            SECTION 2.01. Repayment of Notes.

            (a) Maturity. The Company hereby unconditionally promises to pay the outstanding principal amount of the Notes on the Maturity Date.


            (b) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the outstanding principal balance of the Notes, in whole, but not in part, subject to the requirements of this Section.

            (c) Mandatory Prepayments. Without limiting the obligation of the Borrower to obtain the consent of the Required Noteholders pursuant to Section
6.03 to any transaction not otherwise permitted thereunder, on occurrence of a Change in Control or an Initial Public Offering, the Company shall prepay the Notes in full.

            (d) Notices, Etc. The Borrower shall notify the Noteholders by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.02 and shall be made in the manner specified in
Section 2.03(a).

            SECTION 2.02 Interest.


            (a) Notes. Each Note shall bear interest at a rate per annum equal to the Prime Rate plus 3%, but in no event less than 7%.

            (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Note or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, until paid at a rate per annum equal to 2% plus the rate applicable to Notes as provided in paragraph (a) of this Section.

            (c) Payment of Interest. Accrued interest on each Note shall be payable in arrears on the Maturity Date and at any time of any payment of principal with respect to the amount of principal paid; provided that interest accrued pursuant to paragraph (b) of this Section shall be payable on demand. Interest shall compound on the first anniversary of the date of original issuance of the Notes, and shall thereafter be treated as principal for purposes of this Agreement but not for purposes of the Warrant Agreements.

            (d) Computation. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.03. Payments Generally; Pro Rata Treatment.


            (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Noteholder, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to a Noteholder to pay fully all amounts of principal and interest then due hereunder, such funds shall be applied (i) first, to pay interest then due hereunder and (ii) second, to pay principal then due hereunder.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Notes by the Company shall be made for account of the Noteholders pro rata in accordance with the respective unpaid principal amounts of the Notes held by them; and (ii) each payment of interest on Notes by the Company shall be made for account of the Noteholders pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Noteholders.

                              ARTICLE III GUARANTEE

            SECTION 3.01. The Guarantee.


            The Subsidiary Guarantors hereby jointly and severally guarantee to each Noteholder and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes and all other amounts from time to time owing to the Noteholders by the Company under this Agreement and by any Obligor under any of the other Note Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 3.02. Obligations Unconditional.

            The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of any Noteholder or Noteholders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Noteholder exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION 3.03. Reinstatement.


            The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Noteholder on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Noteholder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 3.04. Subrogation.

            The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            SECTION 3.05. Remedies.

            The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Noteholders, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of
Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

            SECTION 3.06. Instrument for the Payment of Money.

            Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any

Noteholder, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 3.07. Continuing Guarantee.

            The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            SECTION 3.08. Rights of Contribution

            The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 3.09. General Limitation on Guarantee Obligations.

            In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Noteholder, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            ARTICLE IV REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants to the Noteholders on and as of the date hereof that:

            SECTION 4.01. Organization; Powers.

            Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. Authorization; Enforceability.

            The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 4.03. Governmental Approvals; No Conflicts.

            The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than the Lien of the Security Agreement, except with respect to the Acquisition in each such case set forth above for violations and defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 4.04. Financial Condition; No Material Adverse Change.


            (a) Financial Condition. The Company has heretofore furnished to the Noteholders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the portion of the fiscal year ended August, 2003, certified by the chief financial officer of the Company. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

            (b) No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.05. Properties.


            (a) Property Generally. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.06. Litigation.


            There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

            SECTION 4.07. Compliance with Laws and Agreements.

            Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 4.08. Taxes.

            Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.09. Disclosure.

            The Company has disclosed to the Noteholders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Noteholder in connection with the execution and delivery of this Agreement (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in any Basic Document, the Company makes no representations or warranties to of any kind or nature to any Person relating to the Assets, except that the Company represents and warrants to each of the Noteholders that it is not aware that any representation or warranty made by it herein or by Student Advantage in the Purchase and Sale Agreement and relating to the Assets is incomplete or incorrect in any material respect.

            SECTION 4.10. Material Agreements and Liens.


            (a) Material Agreements. Schedule I is a complete and correct list of each credit agreement, note agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries outstanding on the Initial Date, or that (after giving effect to the transactions contemplated to occur on or before the issuance of the Notes) is outstanding on the date of issuance of the Notes, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule I.

            (b) Liens. There was no Lien securing Indebtedness of the Company or any Subsidiary outstanding on the Initial Date, or that (after giving effect to the transactions contemplated to occur on or before the date of issuance of the Notes) is outstanding on the date hereof other than Purchase Money Indebtedness.

            (c) Acquisition and Equity Agreements. Schedule II is a complete and correct list of all agreements (other than Purchase and Sale Agreement) entered into in connection with the Acquisition and all shareholder and similar agreements to which the Company is a party.

            SECTION 4.11. Capitalization.

            The authorized capital stock of the Company consisted, on the Initial Date, of an aggregate of 48,000,000 shares consisting of (i) 30,000,000 shares of common stock, $.01 par value per share, of which 3,781,009 shares were duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable and (ii) 18,000,000 shares of Preferred Stock, $0.01 par value per share. Five million of such shares of Preferred Stock are designated as Series A Convertible Preferred Stock, of which 4,522,500 shares have been duly and validly issued and outstanding; and 13,000,000 of such are designated as Series B Convertible Preferred Stock, of which 11,255,385 shares are duly and validly issued and outstanding, each of which shares are fully paid and nonassessable. As of such date, except for grants made pursuant to 2003 NCSN Employee Stock Option Plan and the Restricted Stock Agreements with certain employees (as listed in Schedule II), there are no outstanding Equity Rights with respect to the Company and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries. As of such date, the Company had no agreement, arrangement or understanding that would affect the foregoing representations and warranties.

            SECTION 4.12. Subsidiaries.


            Set forth in Schedule IV is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof (after giving effect to the transactions contemplated to occur on or before the date hereof), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule IV, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Permitted Encumbrances referred to in paragraph (a) of the definition thereof), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule IV, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Subsidiary. Each Subsidiary of the Company is a Subsidiary Guarantor.

                         ARTICLE V AFFIRMATIVE COVENANTS

            Until the principal of and interest on each Note shall have been paid in full, the Company covenants and agrees with the Noteholders that:

            SECTION 5.01. Financial Statements and Other Information.

            The Company will furnish to each Noteholder (and if a Reservoir Entity is a Noteholder, to John Katzman):

            (a) within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Company (i) certifying as to whether to the knowledge of the Company any Default has occurred and, if such a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) if any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 specifying the effect of such change on the financial statements accompanying such certificate; and

            (d) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement, as any Noteholder may reasonably request.

            SECTION 5.02. Notices of Material Events.

                        The Company will furnish to each Noteholder (and if a Reservoir Entity is a Noteholder, to John Katzman) written notice of the following:

            (a) the occurrence of any Default, promptly (and in any event within five days) after the Company shall have become aware thereof;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

            (c) the occurrence of a Change of Control or an Initial Public Offering, not later than ten Business Days prior thereto, together with a reasonably detailed description thereof;

            (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect, promptly (and in any event within five days) after the Company shall have become aware thereof.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business.

            The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all of its rights, licenses, permits, privileges and franchises except to the extent that failure to so preserve, renew and keep in full force and effect any such rights, licenses, permits, privileges and franchises, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.04. Payment of Obligations.

            The Company will, and will cause each of its Subsidiaries to, pay when due its obligations, including Tax liabilities, that, if not so paid, would reasonably be expected to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties.

            The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for property that is obsolete or, in the reasonable judgment of the Company, no longer useful for the conduct of its business.

            SECTION 5.06. Books and Records; Inspection Rights.

            The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account. The Company will, and will cause each of its Subsidiaries to, permit any representative designated by the Noteholders (at the sole cost and expense of the Noteholders except as provided in Section 9.03(a)), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, but no more than twice per year unless a Default shall have occurred and be continuing.

            SECTION 5.07. Compliance with Laws.

            The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08. Subsidiary Guarantors.


            The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder, the Company and its Subsidiaries will cause such new Subsidiary to (i) become a "Subsidiary Guarantor" hereunder pursuant to a Guarantee Assumption Agreement, and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel (which may be in-house counsel of the Company or any such Subsidiary) and other documents as any Noteholder shall have reasonably requested.

            ARTICLE VI NEGATIVE COVENANTS

            Until the principal of and interest on each Note have been paid in full, the Company covenants and agrees with the Noteholders that:

            SECTION 6.01. Indebtedness.

            The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder and under the Notes;

            (b) Indebtedness existing on the Initial Date and set forth in
      Schedule I (or, to the extent not meeting the minimum thresholds for required listing on Schedule I pursuant to Section 4.10, in an aggregate amount not exceeding $100,000), but not any extensions, renewals or replacements of any such Indebtedness;

            (c) Subordinated Indebtedness;

            (d) Indebtedness of the Company to any Subsidiary and Indebtedness of any Subsidiary (in the case of the OCSN Subsidiary, Subordinated Indebtedness) to the Company or any other Subsidiary;

            (e) Guarantees by the Company of Indebtedness (other than Subordinated Indebtedness) of any Subsidiary and by any Subsidiary of Indebtedness (other than Subordinated Indebtedness) of the Company or any other Subsidiary;

            (f) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit; and

            (g) Purchase Money Indebtedness.

            SECTION 6.02. Liens.

            The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) (i) Permitted Encumbrances and (ii) Liens securing Purchase Money Indebtedness (provided no that such Lien extends to or covers any property other than the property acquired with such Purchase Money Indebtedness (and improvements thereon and accessions thereto), and up to $3,500,000 in cash and cash equivalents of the Company); and

            (b) except in the case of the OCSN Subsidiary, any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be.

            SECTION 6.03. Mergers, Consolidations, Disposal of Assets, Etc.


            The Company will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all (or in the case of the OCSN Subsidiary, any substantial part) of its assets, or all or substantially all of the stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, and

(ii) any Person may merge into OCSN Subsidiary in a transaction in which the surviving entity is the OCSN Subsidiary.

            SECTION 6.04. Restricted Payments.

            The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (A) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, and (B) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

            SECTION 6.05. Transactions with Affiliates.

            The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.04, and (c) transactions (in the case of the OCSN Subsidiary, only if such transactions are immaterial and in the ordinary course of business) between the Company or a Subsidiary on the one hand and the Company or a Subsidiary on the other hand.

            SECTION 6.06. Restrictive Agreements.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any other agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that:

            (i) the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the Initial Date identified on Schedule III (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

            (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases, licenses and other contracts restricting the assignment thereof (provided, that the Company will make reasonable efforts (other than incurring out-of-pocket costs and expenses) to obtain any necessary exceptions for Liens under the Security Agreement).

            SECTION 6.07. Subordinated Indebtedness.

            With respect to any Subordinated Indebtedness, except to the extent otherwise permitted by the terms thereof, the Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, such Subordinated Indebtedness.

            SECTION 6.08. Modifications of Certain Documents.

            The Company will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Required Noteholders.

            ARTICLE VII EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Company shall fail to pay any principal of or interest on any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Company shall fail to pay any other amount under the Note Documents when due and three Business Days shall have elapsed from the date of demand therefor;

            (c) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries in this Agreement or the Security Agreement or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the Security Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence) or 5.08 or in Article VI;

            (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the Security Agreement (other than those specified in clauses (a), (b), (c) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after notice thereof from any Noteholder to the Company;

            (f) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that has caused the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Company or any of its Subsidiaries shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due; or

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, any Noteholder may, by notice to the Company, declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the principal of the Notes then outstanding, together with accrued interest thereon and all other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                             ARTICLE VIII CONDITIONS

            SECTION 8.01. Certain Documents.

            The obligations of the initial Noteholder to accept the Notes and Warrant Agreements as partial consideration for the Acquisition shall be subject to their having received each of the following documents, each of which shall be satisfactory to it in form and substance:

            (a) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Noteholders dated the Closing Date) of Bryan Cave LLP, counsel for the Obligors, or the General Counsel to the Borrower, in form and substance reasonably satisfactory to the Noteholders (and each Obligor hereby instructs such counsel to deliver such opinion to the initial Noteholders).

            (b) Corporate Documents. Such documents and certificates as the initial Noteholders or their counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the initial Noteholders.

            (c) Officer's Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 8.02.

            (d) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the OCSN Subsidiary and the certificates identified [stock of OCSN Subsidiary] in Annex 3 thereto, accompanied by undated stock powers executed in blank. In addition, the Company and the OCSN Subsidiary shall have taken such other action (including delivering to the initial Noteholder, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as they shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

            (e) Consummation of Acquisition. Evidence that the Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Purchase and Sale Agreement (without any modifications, supplements or waivers thereof) and that the Assets have been transferred to OCSN Subsidiary, and the initial Noteholders shall have received a certificate of a Financial Officer of the Company to such effect and to the effect that attached thereto are true and complete copies of the documents delivered by or to the Company in connection with the closing of the Acquisition pursuant to the Purchase and Sale Agreement.

            (f) Notes and Warrant Agreements. The Notes and the Warrant Agreements, in the form attached hereto, one Warrant with respect to each Note, in the amounts specified in Schedule V.


            (g) Other Documents. Such other documents as the initial Noteholders or their special counsel may reasonably request.



            SECTION 8.02. Additional Conditions.

            The obligation of each initial Noteholder to accept a Note is subject to the satisfaction of the following additional conditions:

            (a) the representations and warranties of the Company set forth in this Agreement, and of each Obligor in each of the other Basic Documents to which it is a party, shall be true and correct on and as of the date of issuance; and

            (b) at the time of and immediately after giving effect to the issuance of the Notes and the Warrant Agreements, as applicable, and assuming this Agreement had been in force since the Initial Date, no Default shall have occurred and be continuing.

The issuance of the Notes and Warrant Agreements shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in the preceding sentence.

                            ARTICLE IX MISCELLANEOUS

            SECTION 9.01. Notices.

            Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Company or any Subsidiary Guarantor, to it at Chelsea Piers, Pier 62, New York, NY 10011, Attention of President (Telecopy No. 212-342-8899); and

            (b) if to a Noteholder, to it at its address (or telecopy number) set forth on the signature pages hereof.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or given to the Company and the other Noteholders when it becomes a Noteholder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments.


            (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by any Noteholder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Noteholders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the acceptance of a Note shall not be construed as a waiver of any Default, regardless of whether any Noteholder may have had notice or knowledge of such Default at the time.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Noteholders; provided that no such agreement shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon without the written consent of each Noteholder affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, without the written consent of each Noteholder affected thereby, (iii) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Noteholders, without the written consent of each Noteholder, (iv) change any of the provisions of this Section or the definition of the term "Required Noteholders" or any other provision hereof specifying the number or percentage of Noteholders required to waive, amend or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Noteholder, or (v) release any Subsidiary Guarantor from any of its guarantee obligations under Article III without the written consent of each Noteholder; and provided further that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor affected thereby.

            SECTION 9.03. Expenses; Damage Waiver.


            (a) Costs and Expenses. The Company shall pay all out-of-pocket expenses incurred by any Noteholder, including the fees, charges and disbursements of any counsel for the Noteholders, in connection with the enforcement or protection of its rights in connection with this Agreement or the Security Agreement, including its rights under this Section, or in connection with the Notes, including in connection with any workout, restructuring or negotiations in respect thereof following the occurrence of a Default.

            (b) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Noteholder or its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the Transactions.

            (c) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.


            SECTION 9.04. Successors and Assigns.


            (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Noteholder (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of a Noteholder) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Transfers by Noteholders. Any Noteholder may at any time transfer to one or more assignees all (but not less than all) of any Note (in each case, other than in connection with a transfer to John Katzman, together with the related Warrant Agreement) at the time held by it (i) with the prior written consent of the Company, in its sole and absolute discretion, (ii) without the consent of the Company, to any Reservoir Entity, (iii) to John Katzman, provided that a Default exists, and provided further that unless an Event of Default exists no such transfer to Katzman may be made without five Business Days' notice to the Company, and (iv) upon the occurrence and during the continuance of any Event of Default under clauses (a), (h) or (i) of Article VII, to any Person. Each attempted transfer by a Noteholder that is not in compliance with the terms of this Section 9.04(b) shall be null and void. Any transferee of a Note in connection with a transfer that complies with the terms of this Section shall be deemed a party hereto and shall have the rights of a Noteholder under this Agreement.

            SECTION 9.05. Survival.

            All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of any Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Noteholder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Note is issued hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 3.03 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration.

            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability.

            Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff.

            If an Event of Default shall have occurred and be continuing, each Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by such Noteholder to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Noteholder, irrespective of whether or not such Noteholder shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Noteholder under this Section are in addition to other rights and remedies (including other rights of setoff) which such Noteholder may have.

            SECTION 9.09. Governing Law; Jurisdiction; Etc.


            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.


            (b) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL.

            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings.

            Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                               NCSN, INC.


                                               By_________________________
                                                    Name:
                                                    Title:

                              SUBSIDIARY GUARANTORS

           [COMPLETE THE SIGNATURE LINE FOR EACH SUBSIDIARY GUARANTOR]

                                    [NAME OF SUBSIDIARY GUARANTOR]


                                    By_________________________
                                       Name:
                                       Title:

                                   NOTEHOLDERS

                                    STUDENT ADVANTAGE, INC.

                                    By_________________________
                                       Name:
                                       Title:

                              ADDRESS FOR NOTICES:

                                    STUDENT ADVANTAGE, INC

                                    ___________________________

                                    ___________________________

                                    ___________________________

                                                                       EXHIBIT A


                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

            GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ [corporation/partnership limited liability company] (the "Additional Subsidiary Guarantor"), in favor of the Noteholders under the Note Agreement referred to below.

            NCSN, Inc., a Delaware corporation, the Subsidiary Guarantors referred to therein and the Noteholders referred to therein are parties to a Note Agreement dated as of _________ __, ____ (as modified and supplemented and in effect from time to time, the "Note Agreement").

            Pursuant to Section 5.08 of the Note Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Note Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Noteholder and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Note Agreement) in the same manner and to the same extent as is provided in Article III of the Note Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Note Agreement with respect to itself and its obligations under this Agreement on and as of the date hereof, as if each reference in such Sections to the Basic Documents included reference to this Agreement.

            The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 5.08 of the Note Agreement to the Noteholders.

            IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                    [NAME OF ADDITIONAL SUBSIDIARY
                                    GUARANTOR]


                                    By______________________________
                                        Title:

                                                                       EXHIBIT B

                                 [Form of Note]



                                                              New York, New York
                                                                          [date]



            For value received, NCSN, INC., a Delaware corporation (the Company"), promises to pay to the order of __________________ (the "Noteholder") the unpaid principal amount of this Note pursuant to the Note Agreement referred to below on the Maturity Date. The Company promises to pay interest on the unpaid principal amount of each such Note on the dates, at the rate or rates and in the manner provided for in the Note Agreement. All such payments of principal and interest shall be made in lawful money of the United States of America and in immediately available funds at the office specified from time to time by the Noteholder to the Company in accordance with the Note Agreement.

            This Promissory Note is one of the Notes referred to in the Note
Agreement dated as of            (as the same shall be modified and supplemented
and in effect from time to time, the "Note Agreement"), among the Company, the Subsidiary Guarantors party thereto and the Noteholders party thereto. Terms used but not otherwise defined herein have the respective meanings assigned to them in the Note Agreement. Reference is made to the Note Agreement for provisions for the mandatory and optional prepayment, the acceleration of the maturity and the limitations on the transferability of this Promissory Note. Reference is made to the Security Agreement and the security interest granted by the Company and one of the Subsidiary Guarantors therein securing, among other things, the obligations of the Company hereunder. This Promissory Note shall be construed in accordance with and governed by the law of the State of New York.

                                          NCSN, INC.


                                          By:___________________________
                                             Name:
                                             Title: